UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 7, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

Boyd Gentry, Chief Executive Officer of AdCare Health Systems, Inc. (the “Company”), and Chris Brogdon, Chief Acquisition Officer of the Company, are scheduled to present at the UBS 22nd Annual Global Healthcare Services Conference, to be held in New York City on February 7-8, 2012.   Messrs. Gentry and Brodgon will present on February 7, 2012 at approximately 8:00 a.m. Eastern Standard Time.  The Company issued a press release on February 6, 2012 announcing this presentation.  A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Messrs. Gentry’s and Brogdon’s presentation will be broadcast simultaneously and available for replay at www.ibb.ubs.com/Conferences and at the Company’s website at www.adcarehealth.com.  A copy of the presentation materials is attached hereto as Exhibit 99.2 and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information in this Current Report on Form 8-K under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report on Form 8-K, including, without limitation, Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01                                             Financial Statements and Exhibits.

(d)                             Exhibits.

99.1                                       Press Release, dated February 6, 2012.

99.2                                       Presentation materials.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

99.1                           Press Release, dated February 6, 2012.

99.2                           Presentation materials.